EXHIBIT 10.6(ii)

Dawn N. Edwards Senior Vice President, Human Resources	123 MAIN STREET BRISTOL, CT 06010-6307	T: 860.583.7070

February 12, 2014                        Private & Confidential

To:        Mr. Christopher J. Stephens, Jr.
16 Raymond Lane
Wilton, Connecticut 06897

Re:        Extension of the June 7, 2013 Relocation Benefits Letter

Dear Chris:

We are pleased to advise you that the Company has decided to extend the expiration date of the June 7, 2013 relocation benefits letter to December 31, 2014.   All other provisions of the June 7, 2013 letter remain unchanged.

If you have questions, please do not hesitate to contact me at (860 973-2119.

Very truly yours,

/s/ DAWN N. EDWARDS

Dawn N. Edwards
Senior Vice President, Human Resources
Barnes Group Inc.

Attachment: June 7, 2013 Letter